EXHIBIT (10) (a)
                          Independent Auditors' Consent

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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-39244 of First Ameritas Variable Annuity Separate Account of our report dated March 2, 2001, on the statutory basis financial statements of First Ameritas Life Insurance Corp. of New York, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
April 12, 2001